Exhibit 99.9

This FINANCIAL CONSULTING & ADVISORY AGREEMENT, (the “Agreement”) dated as of March 19, 2004 (Effective Date), between BioVest International, Inc., a Delaware corporation having its executive offices at 8500 Evergreen Blvd. NW, Minneapolis MN 55433 (the “Company”) and Andreas Zigouras having his offices at 17 State Street, New York, New York 10004 (the “Advisor”).

WHEREAS Advisor has in the past provided financial advisory services to the Company, and the Company desires to continue to receive such financial advisory & consulting services from Advisor, and Advisor has agreed to continue to provide such services in return for the compensation set forth herein; and

WHEREAS the parties wish to memorialize the terms of their agreement as to the provision of such services; the parties hereby agree as follows:

1. Advisor shall supply financial consulting and advisory services on an as requested and as available basis.

2. In full compensation for the services described above the Company agrees to issue to the Advisor a warrant to purchase up to 200,000 of the Company’s common stock at an exercise price of $1 in accordance with the attached Warrant.

In Witness Whereof, the parties have signed this agreement hereunder, intending to be legally bound hereby.

BIOVEST INTERNATIONAL INC.

By
Name:	Andreas Zigouras
Title: